UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 11, 2004

AEROGEN, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

0-31913	33-0488580
(Commission File No.)	(IRS Employer Identification No.)

2071 Stierlin Court

Mountain View, CA 94043

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (650) 864-7300

Item 5.  Other Events.

On March 11, 2004, Aerogen, Inc., a Delaware corporation (the “Company”) signed definitive documents for a $32.7 million equity financing (the “Financing”).  The Financing entails the sale and issuance, in two closings, of approximately 1,142,077 shares of Series A-1 Preferred Stock initially convertible into approximately 11,420,770 shares of the Company’s common stock and warrants to purchase approximately 11,249,310 shares of common stock at an exercise price of $3.25 per share.

On March 23, 2004, the Company completed the first closing of the Financing, resulting in the sale and issuance of 499,991 shares of Series A-1 Convertible Preferred Stock and warrants to purchase 4,999,910 shares of the Company’s common stock, in exchange for gross proceeds of $14,999,430.  If the second closing of the Financing is approved at Aerogen’s annual meeting of stockholders scheduled for early May, Aerogen will issue an additional 642,086 shares of Series A-1 Convertible Preferred Stock and warrants to purchase 5,898,810 shares of common stock for anticipated gross proceeds of approximately $17.7 million.  Under the terms of the Financing, the Company has terminated the Rights Agreement between it and Mellon Investor Services LLC as Rights Agent, dated as of June 5, 2001, as amended February 24, 2003, pursuant to Amendment No. 2 to Rights Agreement dated as of March 19, 2004.

As part of the Financing, SF Capital Partners, Ltd. (“SF Capital”) and the Carpenter 1983 Family Trust UA (“Carpenter Trust”) have agreed to exchange the outstanding secured convertible debentures previously issued to them for an aggregate of approximately 52,205 shares of Series A-1 Preferred Stock, assuming an exchange date of May 10, 2004.  The exchange is scheduled to occur at the earliest of (i) the second closing of the Financing, (ii) the termination of the definitive documents relating to the Financing or (iii) May 17, 2004.  The debentures issued to SF Capital and the Carpenter Trust were amended to extend the maturity of such debentures to June 1, 2004.  SF Capital also will receive warrants to acquire approximately 350,590 shares of common stock in connection with its debt exchange, assuming an exchange date of May 10, 2004.  Additionally, on March 12, 2003, SF Capital provided a $300,000 secured bridge loan (the “SF Capital Bridge”) to support the Company’s operations through the first closing.  The SF Capital Bridge has been repaid out of the proceeds of the first closing of the Financing.

The Purchase Agreement and related documents for the Financing are attached as Exhibits 10.24, 10.25, 10.26, 10.27 and 10.28 hereto.  Amendment No. 2 to Rights Agreement is attached as Exhibit 10.29 hereto.  The amendments to the SF Capital and Carpenter Family Trust debentures are attached as Exhibits 10.30 and 10.31 hereto.  The SF Capital Bridge Loan documents are attached as Exhibits 10.32, 10.33 and 10.34 hereto.  The  Press releases announcing the signing of the Financing documents and the first closing of the Financing are attached as Exhibits 99.1 and 99.2 hereto.

Item 7.  Financial Statements and Exhibits.

(a)	Financial statement of business acquired. Not applicable.

(b)	Pro forma financial information. Not applicable.

(c)	Exhibits

	Exhibit Number	Description
	10.24	Purchase Agreement, dated March 11, 2004, by and between the Company, Xmark Fund L.P., Xmark Fund, Ltd. and other investors.

	10.25	Certificate of Designations, Preferences and Rights of Series A-1 Preferred Stock of the Company, dated March 19, 2004.

	10.26	Form of Warrant.

	10.27	Registration Rights Agreement, dated as of March 22, 2004, by and between the Company and the Investors named in the Purchase Agreement.

10.28	Amendment to Purchase Agreement and Waiver, dated as of March 19, 2004, by and between the Company and certain of the Investors named in the Purchase Agreement.

10.29	Amendment No. 2 to Rights Agreement, dated as of March 19, 2004, by and between the Company and Mellon Investor Services LLC as Rights Agent.

10.30	Amendment to Secured Convertible Debentures, dated as of March 1, 2004, by and between the Company and SF Capital.

10.31	Amendment No. 1 to Secured Convertible Debenture and Consent, dated as of March 1, 2004, by and between the Company and the Carpenter Trust.

10.32	Secured Debenture, dated March 12, 2004, issued by the Company to SF Capital.

10.33	Amendment No. 1 to Security Agreement, dated as of March 11, 2004, by and between the Company and SF Capital.

10.34	Amendment No. 1 to IP Security Agreement, dated as of March 11, 2004, by and between the Company and SF Capital.

99.1	Press Release, dated March 11, 2004, entitled “Aerogen, Inc. Announces Agreement for $32.5 Million Equity Financing.”

99.2	Press Release, dated March 24, 2004, entitled “Aerogen, Inc. Announces First Closing of $32.7 Million Equity Financing.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

AEROGEN, INC.

Dated: March 26, 2004	By:	/s/ Robert S. Breuil
		Name:	Robert S. Breuil
		Title:	Chief Financial Officer and Vice
President of Corporate Development

INDEX TO EXHIBITS

Exhibit Number	Description
10.24	Purchase Agreement, dated March 11, 2004, by and between the Company, Xmark Fund L.P., Xmark Fund, Ltd. and other investors.

10.25	Certificate of Designations, Preferences and Rights of Series A-1 Preferred Stock of the Company, dated March 19, 2004.

10.26	Form of Warrant.

10.27	Registration Rights Agreement, dated as of March 22, 2004, by and between the Company and the Investors named in the Purchase Agreement.

10.28	Amendment to Purchase Agreement and Waiver, dated as of March 19, 2004, by and between the Company and certain of the Investors named in the Purchase Agreement.

10.29	Amendment No. 2 to Rights Agreement, dated as of March 19, 2004, by and between the Company and Mellon Investor Services LLC as Rights Agent.

10.30	Amendment to Secured Convertible Debentures, dated as of March 1, 2004, by and between the Company and SF Capital.

10.31	Amendment No. 1 to Secured Convertible Debenture and Consent, dated as of March 1, 2004, by and between the Company and the Carpenter Trust.

10.32	Secured Debenture, dated March 12, 2004, issued by the Company to SF Capital.

10.33	Amendment No. 1 to Security Agreement, dated as of March 11, 2004, by and between the Company and SF Capital.

10.34	Amendment No. 1 to IP Security Agreement, dated as of March 11, 2004, by and between the Company and SF Capital.

99.1	Press Release, dated March 11, 2004, entitled “Aerogen, Inc. Announces Agreement for $32.5 Million Equity Financing.”

99.2	Press Release, dated March 24, 2004, entitled “Aerogen, Inc. Announces First Closing of $32.7 Million Equity Financing.”